The Board of Trustees of
Aquila Cascadia Equity Fund:

In planning and performing our audit of the financial statements of the Aquila Cascadia Equity Fund for the year ended March 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Aquila Cascadia Equity Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls in s against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relative low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occurand not be detected within a timely period by employees in the normal course of performing their operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



/s/ KPMG LLP
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New York, New York
April 27, 1999